Exhibit 10.6
First Amendment
to
Tax Allocation Agreement
Whereas Leonardo US Holding, Inc. (“Parent”), Leonardo DRS, Inc. (“DRS”), and Leonardo US Aircraft, Inc. (collectively the “Parties”) entered into a Tax Allocation Agreement dated November 16, 2020 (the “Agreement”);
Whereas the Agreement sets forth certain tax practices, obligations, and rights of the Parties and their affiliates; and
Whereas Article 16 of the Agreement contemplates changes to the “Affiliated Group” as defined in the Agreement.
Parties hereto agree as follows:
1.DRS has entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) whereby, among other things, DRS will sell all of the issued and outstanding shares of one of its indirect, wholly-owned subsidiaries, DRS Global Enterprise Solutions, Inc. (“GES”), to SES Government Solutions, Inc. (“SES”).
2.The Stock Purchase Agreement contains certain conditions to be satisfied prior to the Closing (as defined in the Stock Purchase Agreement) of the transaction, including delivering evidence to SES that GES and its subsidiaries (the “GES Entities”) are no longer a party to the Agreement.
3.The Parties recognize, acknowledge and agree that effective upon the consummation of the Closing, no GES Entity will continue to be a part of the “Affiliated Group” or otherwise a party to, or participate in the Tax Allocation Agreement, and no GES Entity shall have any further liability or obligation of any kind under the Agreement, in each case without the need for any further action by any party to the Agreement or any further documentation (and, for the avoidance of doubt, without payment of any consideration by any GES Entity). Moreover, the parties agree that, for historical application of the Tax Allocation Agreement, DRS will retain the rights and obligations of GES Entities.
4.In the event that the Closing of the transaction contemplated by the Stock Purchase Agreement does not occur, for any reason, on or before December 31, 2022, this First Amendment to the Tax Allocation Agreement shall become null and void and of no further effect as of such date.
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IN WITNESS WHEREOF, the Parties hereto have caused their names to be subscribed and executed by their respective authorized officers on the dates indicated below, to effectuate this First Amendment as of the date of Closing of the transaction as described above.

LEONARDO US HOLDING, INC.

By:	/s/ Christopher T. Slack

Name:	Christopher T. Slack

Title:	President

Date:	July 28th, 2022

LEONARDO DRS, INC.

By:	/s/ Jason Rinsky

Name:	Jason Rinsky

Title:	SVP, Chief Tax and Treasury Officer

Date:	July 28th, 2022

LEONARDO US AIRCRAFT, INC.

By:	/s/ Giorgio Moreni

Name:	Giorgio Moreni

Title:	Sole Director

Date:	July 28th, 2022

Acknowledged and Agreed this Twenty-Eight day of July, 2022.

DRS GLOBAL ENTERPRISE SOLUTIONS, INC.

By:	/s/ David Fields

Name:	David Fields

Title:	SVP, General Manager

GLOBAL NETWORK SERVICES, LLC

By:	/s/ Matt Toney

Name:	Matt Toney

Title:	President

DRS TSI INTERNATIONAL, LLC

By:	/s/ David Fields

Name:	David Fields

Title:	SVP, General Manager